Exhibit 99.2

Seagate Technology plc Fiscal Third Quarter 2012 Financial Results

Supplemental Commentary

April 17, 2012

The information in this written commentary is being provided to the investment community concurrently with our press release. Please note that these remarks will not be read during the call. The live call will consist of opening comments from Steve Luczo, Chairman, President and CEO, followed by a Q&A session with the executive management team.

Cautionary Note Regarding Forward-Looking Statements

This supplemental commentary contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in particular, statements about our plans, strategies and prospects and estimates of industry growth for the fiscal quarter ending June 30, 2012 and beyond. These statements identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this document. Current expectations, forecasts and assumptions involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control. In particular, the uncertainty in global economic conditions continues to pose a risk to the Company’s operating and financial performance as consumers and businesses may defer purchases in response to tighter credit and financial news. Such risks and uncertainties also include, but are not limited to, the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; dependence on the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; and possible excess industry supply with respect to particular disk drive products; the Company’s ability to achieve projected cost savings in connection with restructuring plans; the risk that we will incur significant incremental costs in connection with our recently executed transaction with Samsung Electronics Co., Ltd. (“Samsung”) or that we will not achieve the benefits expected from such transaction; and significant disruption to the industry supply chain due to the severe flooding throughout parts of Thailand. Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Annual Report on Form 10-K and Form 10-K/A as filed with the U.S. Securities and Exchange Commission on August 17, 2011 and August 24, 2011 respectively, and in the Company’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on January 25, 2012 which statements are incorporated into this document by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Fiscal Third Quarter 2012 Financial Highlights

Industry Update

The industry’s ability to manufacture and ship drives was severely disrupted by flooding in Thailand in early October 2011 and has been steadily improving since mid-December. During the March 2012 quarter, the industry is estimated to have shipped 140-145 million units, up roughly 20% compared to the prior quarter. The availability of client products has improved with the notebook market almost fully recovered while desktop is expected to remain constrained through the fall. In the enterprise space, Seagate believes the mission critical market is almost fully recovered while the business critical market continues to be constrained as cloud infrastructure demand continues to increase rapidly.

Units Shipped, Revenue and Gross Margin

Seagate shipped 61 million units, up 29% sequentially and up 25% compared to the year-ago quarter. Revenue was $4.4 billion and gross margin as a percent of revenue was 37%. Revenue and gross margin as a percent of revenue were higher sequentially due to increased capacity in a supply-constrained environment, combined with Seagate’s operational ability to continue to ship units at an increasing average capacity per drive with improving yields.

Operating Expenses

Product Development and Marketing and Administrative on a GAAP basis totaled $412 million for the March quarter, while non-GAAP Product Development and Marketing and Administrative costs, which excludes costs associated with the Samsung HDD acquisition and a voluntary early retirement program, was $382 million.

Amortization of Acquisition Related Intangibles

As a result of the acquisition of Samsung’s HDD business, Seagate recognized a non-cash, $35 million expense for amortization of acquisition-related intangibles in the March quarter with approximately $17 million recorded in Cost of revenue and $18 million in Amortization of intangibles.

Selected Balance Sheet Items

Cash, cash equivalents, restricted cash, and short-term investments totaled $2.1 billion at the end of the March 2012 quarter, down approximately $181 million compared to the December 2011 quarter. During the quarter, cash of approximately $1.2 billion was used to fund a dividend, repurchase stock, and early retirement of debt.

For the March quarter, Cash Flow from Operations was $938 million, Capital Investment was $136 million and free cash flow (Cash Flow from Operations less Capital Investments) was $802 million. For fiscal 2012, Capital Investment is expected to be below the low-end of the targeted range of 6-8% of revenue.

The company paid approximately $1.1 billion to repurchase 43.1 million of its ordinary shares and paid $112 million in dividends during the March quarter. Between April 2 and April 16, 2012 the company has paid $250 million to repurchase 9.4 million of its ordinary shares. Approximately 424 million ordinary shares were outstanding as of April 16, 2012. For more information on our share repurchases, please refer to Seagate’s Investor Relations website for the daily posted transactions.  This is updated on a regular basis and can be accessed by clicking here.

Fiscal third quarter Days Sales Outstanding were 51, up 5 days sequentially as our production and shipments accelerated into the end of the quarter. Inventory turns were 13.4 during the quarter, reflecting a higher level of direct shipments to customers since the Thailand flooding.

Disk Drive Market Commentary

Seagate provides data and commentary for the following major market categories 1] Enterprise, 2] Client Compute, and 3] Client non-Compute. A disk drive is associated with one of these three market categories based on how it is configured. For example, if a customer buys a standard 2.5-inch ATA drive from Seagate, this would be included in the Client Compute category regardless of the application into which the drive is ultimately integrated. The Client non-Compute category only contains drives specifically designed or configured for non-compute applications.

All references to TAMs (Total Available Market) in this document is the company’s best estimate of industry unit shipments based on preliminary information and is subject to change.

Enterprise Market

The TAM for enterprise class disk drives, which includes disk drives for both mission critical and business critical applications, was up 25% over the year-ago quarter.

Seagate shipped 7.4 million enterprise class drives in the March quarter. Mission critical server and storage applications accounted for 4.5 million and business critical applications consisted of 2.9 million units.

Client Compute Market

The TAM for client compute disk drives, which includes disk drives designed for use in mobile and desktop computers, was down 9% year-over-year.

Seagate shipped 43.8 million client compute disk drives in the March quarter. Mobile drives accounted for 20.1 million units, and desktop drives accounted for 23.7 million units.

Client non-Compute Market

The client non-compute market consists of disk drives specifically configured for consumer electronic (“CE”) applications plus Seagate branded products sold at retail. The March quarter TAM for the non-compute market was down approximately 25% year-over-year.

Seagate shipped 9.5 million client non-compute drives in the March quarter. CE accounted for 6.8 million units and Seagate branded storage products consisted of 2.7 million units.

Products, Technology and Operations

Products and Technology

In March Seagate became the first hard drive maker to achieve the milestone storage density of 1 terabit (1 trillion bits) per square inch on a hard drive, producing a demonstration of the technology that could double the storage capacity of today’s hard drives upon its introduction later this decade.  Seagate reached the landmark data density with heat-assisted magnetic recording (HAMR), the next- generation recording technology.

Operations

Through the extraordinary efforts of our suppliers and strong operational execution, Seagate successfully delivered our portfolio of products to a broad base of customers and increased production and shipments significantly compared to the prior quarter. As a result, Seagate shipped over 1000 drives per employee and exited the quarter building approximately 10 drives per second. Seagate continues to work with the component supply base to fully restore its supply chain and expects to be at targeted capacity levels entering the September quarter.